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FAB Universal Board of Directors Appoints Steve Sun as Chief Operating Officer

PITTSBURGH, PA. November 1, 2013 -- FAB Universal (NYSE MKT: FU), a worldwide distributor of digital media and entertainment, today announced the appointment of Steve Sun as Chief Operating Officer, a new position at the company. Mr. Sun will be responsible for the management of FAB Universal’s day-to-day operations and will be based in Beijing.

“As we continue to grow and expand our operations and distribution channels, FAB needs a proven operations executive to strengthen our international management capabilities,” said Chris Spencer, CEO of FAB Universal. “Steve’s extensive background managing high growth companies in both the U.S. and China makes him the right executive for this important new role. We welcome Steve to the FAB Universal team and look forward to his contributions.”

“With my experience managing growing businesses in both the U.S. and China, I am in a unique position to help build FAB’s operations in both countries,” said Steve Sun. “The increasing disposable income of China’s growing middle class and the Chinese Government’s support of the media and entertainment industries coupled with FAB’s established reputation and growing distribution channels provide myriad opportunities for FAB and I am excited to help drive the company’s growth.”

Mr. Sun, (52), has over twenty-five years of broad-based management and operations experience with emerging growth companies. Mr. Sun is currently a director and chairman of the investment committee of Concord Medical Services Holdings Limited, a publicly traded healthcare company based in Beijing, China. Mr. Sun was a co-founder of Concord Medical and served as Co-Chairman of the Board of Directors from 2008 to 2011 in addition to serving as chief financial officer from 2009 to 2011. From 2006 to 2008, Mr. Sun was a director and the president of Aohua Medical Services Ltd, based in Shenzhen, China. From 2004 to 2005, Mr. Sun served as the chief operating officer of Sunshine100 Real Estate Group, a Beijing-based real estate company. From 1997 to 2000, he served as executive vice president of AE Capital Markets Inc., a New York-based investment bank. Mr. Sun received a MBA from the University of Chicago Booth School of Business, where he is currently a member of the global advisory board. Mr. Sun has also received a master's degree in operational research from Xidian University, Xian, China and a BS degree in mathematics from Heilongjiang University, Harbin, China.

Mr. Sun currently serves as an independent director of Karen International Holdings Ltd., a real estate and leather company listed on the Hong Kong Stock Exchange.  Mr. Sun is also an active investor in the digital media, entertainment, health care and real estate industries.

About FAB Universal Corp.

FAB Universal Corp. is a global leader in digital media entertainment sales and distribution. FAB delivers media to its customers worldwide through Intelligent Kiosks, Retail Stores and Franchises, and online through Apple iTunes and Google Android. We distribute billions of movie, music, podcast, TV show and other digital files to consumers in 240 countries through three business units: Digital Media Services, Retail Media Sales and Wholesale Media Distribution. Sales of digital media are generated through the kiosks networks, subscription sales for mobile devices, smartphone Apps and Netflix-like subscription models. In 2011, we distributed billions of downloads of copyrighted music, video games, ringtones, ebooks, movies and podcasts to over 50 million people worldwide through iPods, iPhones, iPads, iTunes, Blackberrys, Windows Phones, Androids and many other devices and destinations. We are a publicly held, Pittsburgh based company with thousands of shareholders and a world-class team. Visit us on the web at www.fabuniversal.com, email us at contact@fabuniversal.com.

Legal Notice

Legal Notice Regarding Forward-Looking Statements: "Forward-looking Statements" as defined in the Private Securities litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services or changes in our business strategies.